#1018487v11 Addendum of Additional Terms This Addendum of Additional Terms (“Addendum”) is attached to the Commercial Contract dated as of July ____, 2026 (the “Commercial Contract”) and alters certain provisions of such Commercial Contract. Capitalized but otherwise undefined terms used in this Addendum shall have the meanings set forth in the Commercial Contract. Except as expressly amended by this Addendum, all terms and conditions of the Commercial Contract shall remain fully effective and enforceable. In the event of any conflict between the terms and conditions of the Commercial Contract and this Addendum, this Addendum shall control. The Commercial Contract as modified by the Addendum shall be referred to as the “Contract”. The Contract represents the entire agreement by and between the Buyer and the Seller and effectively supersedes and replaces any and all prior negotiations, discussions, emails, text messages, and/or other communications, such that the Contract shall be the sole instrument governing the purchase and sale of the Property. (i) the initial Deposit of $500,000.00 (as set forth in Section 2(a) of the Commercial Contract) shall be delivered by Buyer to Escrow Agent within three (3) business days after the Effective Date. (ii) Buyer and Seller shall work together in good faith during the Due Diligence Period to agree upon a reasonable allocation of the Purchase Price (i) across the different portions of the Property (i.e. 410 and 420 S. Congress Avenue), and (ii) towards personal property, fixtures, goodwill, and other non-real property assets included in the Purchase Price, if any. (iii) the “Curative Period” as set forth in Line 97 of the Commercial Contract shall expire on the date that is ten (10) Business Days prior to the Closing Date. Within ten (10) days after the Effective Date, Seller shall, at its sole cost and expense, order municipal lien searches of the Property which identify any outstanding taxes, utilities, liens, code violations and/or open or expired permits applicable to the Property. Buyer may object to any matters disclosed in any update to the title commitment that were not reflected in the initial title commitment delivered to Buyer, and any such objection is subject to the cure period and procedure set forth in Section 6(b) of the Contract. If Buyer terminates this Contract pursuant to Section 6(b) of the Commercial Contract, Buyer shall receive refund of the Deposit. (iv) Prior to the expiration of the Due Diligence Period, Buyer shall send written notice to Seller of the service contracts (including, without limitation, any property management agreement) that it wishes to have terminated (the “Rejected Contracts”). Provided that any such Rejected Contract can be terminable upon thirty (30) days’ notice and no payment of money is required for such termination, then Seller shall terminate the Rejected Contracts on or prior to the Closing Date. If Buyer does not deliver notice of the Rejected Contracts prior to the end of the Due Diligence Period, Buyer shall assume same. (v) Prior to the Closing Date, Seller, at its sole cost and expense, shall close out any open or expired permits applicable to the Property caused by Seller and any notices of commencement applicable to the Property caused by Seller, and shall cure any code violations (including any fire code Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 violations), and any liens, fines, and/or monetary encumbrances on the Property caused by Seller which can be cured with the payment of money (each a “Mandatory Cure Item”). Notwithstanding anything herein to the contrary, if Seller fails to cure any Mandatory Cure Item at or prior to Closing notwithstanding its good faith efforts to do so, then Seller shall have ten (10) business days to cure any outstanding Mandatory Cure Item. If any Mandatory Cure Item remains uncured following such ten (10) business day timeframe, then Buyer, within three (3) business days thereafter, may either: (i) terminate the Contract by providing written notice to Seller, upon which the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for its documented third party out-of-pocket expenses incurred in connection with the transaction, not to exceed $100,000.00; or (ii) waive such Mandatory Cure Items and proceed to Closing without reduction to the Purchase Price. If Buyer fails to timely terminate the Contract in accordance with the foregoing, Buyer shall be deemed to have elected to proceed to Closing pursuant to romanette (ii). (vi) Intentionally Omitted. (vii) In the event Seller sells the Property to a third-party in contravention of the Contract, then without limiting any other remedies of Buyer, Buyer shall be entitled to recover: (a) the Deposit; (b) all out-of-pocket costs and expenses incurred by Buyer in connection with this transaction, which shall not be subject to any cap; and (c) seventy-five percent (75%) of the positive difference between the Purchase Price and the amount that Seller sells the Property for. (viii) During the term of the Contract, Seller shall: (a) operate the Property substantially in the same manner as it has been operated prior to the Effective Date and any repairs or capital improvements beyond routine maintenance shall require the prior written consent of Buyer; (b) maintain the Improvements in good order and repair; (c) keep the Property insured in accordance with Seller’s existing insurance program; and (d) not sell, assign, or convey any right, title, or interest in or to the Property or create by any act or omission, or place or cause to be placed against the Property, any lien, security interest, easement or encumbrance affecting the Property that is not removed prior to the Closing Date, except as expressly permitted pursuant to the Contract or otherwise expressly consented to by Buyer in writing. Further, Seller shall not, without Buyer’s prior written consent, enter into any new leases, service contracts, liens, security interests, easements, encumbrances, or modify any existing leases or service contracts affecting the Property that will extend beyond the Closing Date. Seller shall promptly provide Buyer with all reasonably requested information regarding any new lease or service contract or any proposed modification or amendment thereto and Seller shall keep Buyer reasonably apprised as to the status of all such negotiations. Buyer’s consent to any such lease or service contract (or modification/amendment thereof) shall not be unreasonably withheld, conditioned, or delayed during the Due Diligence Period. After the expiration of the Due Diligence Period, Buyer’s consent may be granted or withheld in Buyer’s sole and absolute discretion. Furthermore, Seller shall keep Buyer informed of all materials received regarding the Property, including, without limitation: (i) any material notices from tenants or material notices sent to tenants; and (ii) any pleadings, violation notices, or other processes adversely affecting the Property, whether governmental or otherwise. Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 (ix) As a condition to Buyer’s obligation to close, (a) Seller shall cause to be delivered, at least three (3) business days prior to Closing, in form and substance reasonably acceptable to Buyer and otherwise in accordance with the terms of the DHL lease, an estoppel certificate from DHL dated not more than thirty (30) days prior to the Closing Date, which estoppel certificate shall not show any Material Deviation; (b) Seller shall use commercially reasonable efforts to cause to be delivered SNDAs from any tenants of the Property under leases that are not automatically subordinate to subsequent mortgages placed on the Property (it being understood that Seller’s inability to obtain any such SNDAs shall not be deemed a Seller default under the Contract); and (c) all of the representations and warranties made hereinbelow shall be true and correct in all material respects. For purposes hereof, a “Material Deviation” shall be deemed to be a material and adverse difference between the subject lease or the representations of Seller (as provided in the Contract, if any) and the subject tenant estoppel certificate in: (1) rent amount; (2) lease term; (3) the existence of and length of extension options; (4) unapplied prepaid rent; (5) security deposit; (6) rights of first refusal, rights of first offer, or termination rights (save and except any arising out of a material casualty or condemnation event); (7) any ongoing dispute, breach or default under the Lease; (8) tenant allowance or rent credit owed; or (9) landlord work or improvement obligations. (x) At Closing, Seller shall deliver to Buyer a compliant Florida Sales Tax Certificate confirming that there are no unpaid sales tax liabilities applicable to the Property. Seller shall indemnify Buyer from any and all unpaid sales tax liabilities arising during Seller’s ownership of the Property and such indemnification shall survive Closing. (xi) The amount of any unapplied prepaid rent, security deposits, unpaid tenant improvement allowances or free rent periods due under the leases shall be credited by Seller to Buyer at Closing. Seller shall pay all leasing commissions prior to Closing, regardless of when such leasing commissions are due and payable. Seller shall indemnify from any and all unpaid leasing commissions arising during Seller’s ownership of the Property, regardless of whether such commissions are due and payable before or after Closing. This provision shall survive Closing. (xii) Seller represents, warrants, and covenants to Buyer that, as of the Effective Date and as of the Closing Date: (a) Seller is a duly organized limited liability company that validly exists under the laws of Florida, the Contract has been authorized by all necessary parties of Seller, and the Contract constitutes a legal, valid, and binding obligation of Seller; (b) Seller has not received written notice of and has no knowledge of any violation or alleged violation of any environmental laws or regulations applicable to the Property or of any release, discharge, spill, leak, presence or use of hazardous substances or materials on, under, or migrating to or from the Property, except in compliance with all applicable environmental laws and regulations; (c) Seller has not received written notice of and has no knowledge of any current violations of applicable laws, statutes, codes, or ordinances pertaining to the Property or any open or expired permits relating to the Property or any liens thereon; (d) Seller has not received any written notice of and has no knowledge of any actual or threatened action, litigation, or proceeding by any person or entity against the Property Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 or Seller; (e) Seller has delivered to Buyer true, correct and complete copies of all leases affecting the Property and the leases are in full force and effect and to Seller’s knowledge, are without default by either landlord or tenant thereunder, nor do there exist any facts or circumstances under such leases which would, with the passage of time, the giving of notice, or both constitute a default under any lease, and other than the leases delivered to Buyer by Seller, and there are no other leases, occupancy agreements, license agreements, or other agreements that grant any third parties a possessory interest in any portion of the Property; (f) there is no work to be performed by the landlord under the leases; (g) Seller has not granted to any person or entity any option or other right to purchase the Property and no person or entity has any option or other right to purchase the Property; (h) intentionally omitted; (i) there are no contracts, agreements or understandings, oral or written, other than the leases and service agreements delivered to Buyer within the timeframe required by this Contract, that Seller has with any person, entity or governmental authority affecting the Property that will be binding on the Buyer following the Closing; (j) Seller has not granted any option or right of first refusal to any party to acquire any interest in any portion of the Property; (k) there are no ongoing or contemplated capital projects or repairs affecting the Property; and (l) there are no pending tax contests related to the Property. Seller shall provide a signed recertification of the foregoing representations and warranties at Closing. The representations and warranties made herein shall survive Closing for a period of nine (9) months. (xiii) During the Due Diligence Period, Buyer shall have the right to interview the local DHL manager provided that Seller makes the initial introduction to the local DHL manager and Buyer gives Seller an opportunity to have a representative present. Additionally, Buyer shall be permitted to order and conduct a Phase I environmental site assessment (the “Phase I”) on the Property. If the Phase I reveals that further environmental site assessments are recommended or required, then Buyer shall be permitted to order a Phase II environmental site assessment (the “Phase II”) on the Property and the Due Diligence Period shall automatically extend until the date that is five (5) business days after the date that Buyer receives the results of the Phase II, provided that such extension shall solely apply to the Phase II and shall not exceed forty-five (45) days, it being understood that all other diligence is waived by Buyer at the time of the original expiration of the Due Diligence Period. (xiv) Each party, by the execution of the Contract, represents and warrants that neither party has engaged the services of any broker, finder, agent or other similar person or entity in connection with this transaction, other than Mitchell Millowitz of Newmark (the “Broker”), who represents Seller. Seller shall indemnify and hold harmless Buyer against any loss, cost, damage or fee (including attorneys’ fees) resulting from the claim for a commission or finder’s fee from any broker. Seller shall compensate the Broker pursuant to a separate agreement. (xv) Notices shall be delivered via certified mail return receipt requested or via email at the following addresses: Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 Buyer: Redfearn Capital Acquisitions, LLC 110 SE 2nd Street, Suite 101 Delray Beach, Florida 33444 Attn: Alexander P. Redfearn Email: aredfearn@redfearncapital.com Copy to: Kapp Morrison Aker LLP 7900 Glades Rd., Suite 550 Boca Raton, FL 33434 Attn: Lance M. Aker Email: laker@kmalaw.com Seller: 420 South Congress Avenue, LLC c/o PetMed Express, Inc. 420 South Congress Avenue Delray Beach, Fl 33445 Attn: Chief Executive Officer Email: LCampbell@petmeds.com Copy to: Foley & Lardner LLP 301 E. Pine Street, Suite 1200 Orlando, Florida 32801 Attn: Pamela M. Brown, Esq. Email: pbrown@foley.com (xvi) The Legal Description of the Property is as set forth on Schedule 1 attached hereto and made a part hereof. (xvii) Seller’s affiliate, PetMed Express, Inc. (“Seller Tenant”), as tenant, and Buyer, as landlord, shall enter into a lease on form and in substance to be negotiated in good faith by Seller and Buyer during the Due Diligence Period (the “Lease”). The Lease shall be for 100,519 square feet of space at the Property currently occupied by Seller Tenant. The Lease shall include the following terms: (a) the term of the Lease shall commence on the Closing Date and expire one hundred twenty (120) months thereafter (the “Initial Term”); (b) the Lease shall include three (3) consecutive five (5) year extension options exercisable by the Seller Tenant, with base rent for the first year of each extension period to be determined based on fair market value without a “floor” on such base rent adjustment (i.e. even in the event fair market value is less than existing base rent, base rent for the renewal term shall be set at such fair market value, with 3.5% annual increases thereafter during such extension term); (c) the base rent shall be $15.25 per square foot for the first (1st) year of the Initial Term and such base rent shall increase by 3.5% per annum during the Initial Term; (d) Seller Tenant shall provide Buyer a security deposit equal to twelve (12) months of gross rent, provided that if no Event of Default occurs during the first five (5) years of the Initial Term and if Seller Tenant delivers evidence reasonably satisfactory to Buyer that it satisfied the Reduction Preconditions (hereinafter defined), then the security deposit shall be reduced to six (6) Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 months of gross rent; (e) at Closing, Seller Tenant shall pay to Buyer prepaid rent equal to estimated gross rent for the third (3rd) year of the Initial Term (the “Prepaid Rent”), and provided that Seller Tenant is not in default under the Lease, the Prepaid Rent shall be applied against the rent due for the third (3rd) year of the Initial Term, as and when such rent becomes due and payable; and (f) the Lease shall be a triple-net multi-tenant lease, meaning that all costs and expenses associated with the Property, including, without limitation, the costs of owning, operating, repairing and maintaining of the Property (including, without limitation, real estate taxes, insurance, common area maintenance, repairs (including repairs to the roof and structural portions of the Property, but not full replacements thereof or building any new improvements), and property management fees to be capped at 4% of gross rent of the Property) shall be passed through to the Seller Tenant, as tenant. The parties acknowledge that the Lease shall include operating expense exclusions that shall be negotiated during lease negotiations and as part of such exclusions shall include that capital improvements (e.g. replacements of the roof and structural portions of the Property or any new improvements, but not repairs and maintenance to the roof and structural portions of the Property) and reserves shall be excluded. Buyer shall deliver to Seller its proposed form of Lease within five (5) business days following the Effective Date. The Lease shall be agreed upon prior to the expiration of the Due Diligence Period and executed at Closing. In the event the Lease is not agreed upon prior to the expiration of the Due Diligence Period, notwithstanding the good faith efforts by Seller and Buyer, then the Due Diligence Period solely with respect to the negotiation of the Lease shall be extended until the Lease is so agreed upon, which extension shall not exceed ten (10) days. In the event the Lease is still not agreed upon within such ten (10) day period, notwithstanding the good faith efforts by Seller and Buyer, then either party shall have the option of terminating the Contract. The “Reduction Preconditions” means: (a) Seller Tenant maintains unrestricted cash and marketable securities of at least Thirty Million Dollars ($30,000,000); (b) Seller Tenant reports Adjusted EBITDA (“AEBITDA”) of at least Fifteen Million Dollars ($15,000,000) for each of the two (2) immediately preceding fiscal years (AEBITDA shall be defined as AEBITDA as reported by PETS in its SEC filings); (c) Seller Tenant’s ratio of Total Funded Debt (hereinafter defined) to AEBITDA shall not exceed 2.0 as of the end of each of the two (2) immediately preceding fiscal years, provided, however, that if AEBITDA is less than or equal to zero for any such fiscal year, this test shall be deemed not satisfied. Total Funded Debt is equal to the total amount of PetMeds interest-bearing financial obligations, and includes, without limitation, (i) short-term borrowing (e.g. revolving credit facilities), (ii) long-term debt (e.g. bank loans, terms loans), and (iii) capital lease/finance lease obligations. Total Funded Debt does not include (i) accounts payable, (ii) accrued expenses and (iii) deferred revenue. If, at any time following the reduction of the Security Deposit (if such reduction occurs), Seller Tenant fails to satisfy any of the requirements set forth in the Reduction Preconditions, or if Seller Tenant defaults under the Lease, Buyer may require Seller Tenant to restore the Security Deposit to an amount equal to twelve (12) months' gross rent within thirty (30) days after written notice from Buyer. Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 (xviii) Section 14(a) of the Commercial Contract shall be deleted in its entirety and replaced with the following: In the event the sale is not closed due to any default or failure on the part of Seller, Buyer may elect to either: (a) terminate the Contract, receive return of the Deposit, and Seller shall reimburse Buyer for its out-of-pocket expenses incurred in connection with the transaction, not to exceed $100,000.00; or (b) seek specific performance. (xix) The parties acknowledge that Levenger Company, Inc. (“Levenger”) has notified Seller that it will not renew its lease of a portion of the Property, which lease shall terminate on April 30, 2027. Notwithstanding anything to the contrary herein, prior to the Closing Date, (i) Seller is authorized to, and shall complete at Seller’s sole cost and expense, certain elevator repairs to the elevators serving the Property, and (ii) Seller or Levenger, prior to the Closing Date, may repair or replace three air conditioning units referred to as (a) Levenger RTU-1, (b) Levenger RTU-3 and (c) Levenger RTU-8 that service the portion of the Property leased by Levenger. (xx) For the avoidance of doubt, Buyer shall be permitted to assign the Contract without Seller’s consent to a newly formed entity that is majority owned and/or controlled by Alexander P. Redfearn, DRA Advisors LLC, and/or any of their respective affiliates or subsidiaries or principals, provided that notwithstanding such assignment, Buyer shall at all times following any such assignment continue to also remain liable for all obligations of Buyer under the Contract and this Addendum. Buyer shall provide Seller with written notice thereof at least five (5) days prior to the Closing Date. [Signature page follows] Docusign Envelope ID: DBE008B0-231F-8354-8163-91F238B15CD9CD68D4 1-0854 969 08C-CC9 126B4776

#1018487v11 Seller and Buyer have each executed and delivered this Addendum as of the date set forth above. SELLER: 420 SOUTH CONGRESS AVENUE, LLC, a Florida limited liability company By: __________________________ Name: ________________________ Its: ___________________________ BUYER: REDFEARN CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company By: __________________________ Name: Alexander P. Redfearn Its: Manager Docusign Envelope ID: 16FA43DF-C4B2-83D1-81CE-3199BF05D116DBE008B0-231F 54-8163-91F238B1 CD9CD68D4 1-0854 969 08C-CC 126B4776 Interim CEO Leslie C.G. Campbell

Docusign Envelope ID: CD68D4B1-0854-8969-808C-CC93126B4776

SCHEDULE 1

Parcel ID: (i) 12-43-46-18-42-002-0000
(ii) 12-43-46-18-42-004-0000
(iii) 12-43-46-18-42-012-0010
(iv) 12-43-46-18-42-018-0010

FEE PARCELS:

Tracts B and C, Replat of Congress Park South, according to the map or plat thereof, as recorded in Plat Book 71, Pages 190 and 191, Public Records of Palm Beach County, Florida.

TOGETHER WITH:

Tracts D, L-1, L-3 and a portion of Tract R, Replat of Congress Park South, according to the map or plat thereof, as recorded in Plat Book 71, Pages 190 and 191, Public Records of Palm Beach County, Florida, described as follows:

Beginning at the Southwest corner of said Tract D; thence North, along the West boundary of said Tract D, 422.00 feet to the Northwest corner of said Tract L-3; thence East, along the North boundary of said Tract L-3, a distance of 445.99 feet to the Northeast corner of said Tract L-3; thence South, along the East boundary of said Tract L-3, a distance of 94.35 feet to a point of curvature; thence Southeasterly along said East boundary and along the arc of a tangent curve being concave Easterly, having a radius of 1101.74 feet, a delta of 17°52'50", an arc distance of 343.82 feet; thence S25°24'08" W, along the boundary of said Tract L-3, a distance of 34.28 feet; thence S68°41'06" W along said boundary, 26.75 feet; thence S54°05'32" W, 77.85 feet to the Southeast corner of said Tract L-1; thence West, along the South boundary of said Tract L-1, a distance of 52.78 feet to the Southwest corner of said Tract L-1; thence North, along the West boundary of said Tract L-1 and its Northerly prolongation, 97.00 feet; thence West, along South boundary of said Tract D, 343.73 feet to the Point of Beginning.

EASEMENT PARCELS:

TOGETHER WITH the perpetual, nonexclusive pedestrian and vehicular access easements for the benefit of said Tracts B, C and D, REPLAT OF CONGRESS PARK SOUTH as granted and created in that certain Declaration of Covenants, Conditions and Restrictions for Congress Park South Owners Association, Inc. recorded in Official Records Book 5432, Page 1028 and Official Records Book 5650, Page 1677; Amendments recorded in Official Records Book 6725, Page 1273 and Official Records Book 7736, Page 851, all of the Public Records of Palm Beach County, Florida.

#1018487v11